EXHIBIT 32.1

Certification by the Chief Executive Officer
of
Texas Gas Transmission, LLC
Pursuant to 18 U.S.C. Section 1350
(as adopted by Section 906 of the Sarbanes-Oxley Act of 2002)

Pursuant to 18 U.S.C. Section 1350, the undersigned chief executive officer of Texas Gas Transmission, LLC (the "Company") hereby certifies, to such officer's knowledge, that the Company's annual report on Form 10-K for the year ended December 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition, results of operations and cash flows of the Company.

/s/ H. Dean Jones II
H. Dean Jones II
President
(Chief Executive Officer)
Texas Gas Transmission, LLC
March 16, 2006